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                                                                     EXHIBIT 5.2

                           [LETERHEAD BAKER BOTTS LLP]


                                                                   June 28, 2002

Lyondell Chemical Company
One Houston Center, Suite 700
1221 McKinney Street
Houston, Texas 77010

Gentlemen:

          Lyondell Chemical Company, a Delaware corporation ("Lyondell"), has engaged us to render the opinions we express below in connection with its offering of up to 8,280,000 shares of common stock, par value $1.00 per share (the "Shares"), under the Registration Statement on Form S-3 (Reg. No. 333-88348) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act") by Lyondell, Lyondell Chemical Nederland, Ltd., a Delaware corporation, ARCO Chemical Technology, Inc., a Delaware corporation, ARCO Chemical Technology, L.P., a Delaware limited partnership, and Lyondell Trust I, Lyondell Trust II and Lyondell Trust III, each a statutory business trust formed under the laws of the State of Delaware. The Registration Statement provides for the offering, issuance and sale from time to time of the securities described in the Registration Statement at an aggregate initial offering price that will not exceed $3,335,000,000. At your request, this opinion is being furnished to you for filing on a Current Report on Form 8-K of Lyondell and incorporation by reference as Exhibit 5.2 to the Registration Statement.

          In our capacity as counsel to Lyondell in connection with the matters referred to above, we have examined the following: (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Lyondell and
(ii) the originals, or copies certified or otherwise identified, of corporate records of Lyondell, including minute books of Lyondell, as furnished to us by Lyondell, certificates of public officials and of representatives of Lyondell, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such an opinion, we have relied upon certificates of officers of Lyondell with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that all signatures on documents examined by us are genuine, all documents submitted to us are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

          For purposes of the opinions we express below, we have also examined the following:

          .     the Registration Statement and its exhibits;

          .     the prospectus the Registration Statement includes;

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          .     the prospectus supplement dated June 25, 2002 and filed with the
                SEC on June 27, 2002 pursuant to Rule 424(b)(5) of the 1933 Act; and

          . the Underwriting Agreement (the "Underwriting Agreement") dated June 25, 2002 by and among the Company, Credit Suisse First Boston Corporation, SG Cowen Securities Corporation, UBS Warburg LLC and Salomon Smith Barney Inc., relating to the offering and sale of the Shares.

          On the basis of the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          2. The Shares, when issued against payment therefor in accordance with the terms of the Underwriting Agreement, will have been duly authorized and validly issued and will be fully paid and non assessable.

          The opinion set forth above is based on and limited in all respects to matters of the federal laws of the United States and the General Corporation Law of the State of Delaware, each as currently in effect.

          We hereby consent to the filing of this opinion of counsel as Exhibit
5.2 to the Current Report on Form 8-K of Lyondell dated June 28, 2002, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     BAKER BOTTS L.L.P.